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                                                                    EXHIBIT 15



July 9, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated April 23, 1999 on our review of interim financial information of Protective Life Corporation (the Company) for the periods ended March 31, 1999 and 1998 and included in the Company's quarterly report on Form 10-Q for the quarters then ended is incorporated by reference in its Registration Statement dated July 9, 1999.

Very truly yours,


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP